ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into on this 12th day of May, 1998, by and between VERMONT PURE SPRINGS, INC. ("VPS") a Delaware Corporation with its principal place of business in Randolph, Vermont ("BUYER") and THE PERRIER GROUP OF AMERICA, INC. ("PERRIER"), a Delaware Corporation with its principal place of business in Greenwich, Connecticut ("SELLER").

                                    RECITALS

         WHEREAS, VPS is a company engaged in the bottling and sale of natural spring water with its manufacturing facility and principal place of business in Randolph Center, VT and

         WHEREAS, Perrier is a company, engaged in the bottling and sale of water with its principal place of business in Greenwich, Connecticut, and

         WHEREAS, both parties desire to enter into agreements by which VPS shall purchase the certain assets of Perrier related to its Home and Office Bottled Water and Coffee Business in or about Albany, New York ("Alabany Market") and other assets listed on Exibit "A".

         NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.       ASSETS

         1.1 Asset Purchase and Sale. Seller and Buyer mutually agree for the Seller to sell, convey, transfer, assign and deliver to Buyer and Buyer to purchase substantially all of the property of Seller relating to the Home and Office (Route Distribution) bottled water and coffee Business in or about Albany, New York, wherever located, tangible and intangible, (the "Business") consisting of the following assets: vehicles, vehicle leases, purchase orders, customer contracts, customer lists, inventory, and goodwill. (The assets being purchased and sold hereunder are sometimes referred to collectively as "Assets" and are identified in Exibit "A"). Assets of Seller not on the list are being retained by Seller, including specifically, and without limitation, accounts receivable arising out of sales on or before the Closing Date (as hereinafter defined).

         1.2 Bill of Sale. Title to the Assets will be conveyed to Buyer by Seller pursuant to a Bill of Sale, free and clear of all liens and encumbrances except for approximately $138,000 in bottled deposits which are being assumed by Buyer. The Form of the Bill of Sale shall be prepared by Buyer's counsel prior to the Closing Date.

         1.3 Assumption of Liabilites. Buyer agrees to assume only those certain operating liabilities as set forth in Schedule "B".


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2.       PURCHASE PRICE

         2.1     Purchase Price: $2,500,000.00, provided that:

                       (i) $2,500,000.00 of the Purchase Price to be paid in cash, by wire transfer of immediately available funds, at Closing subject to adjustments as more fully set forth in subsection 2.1 (ii) herein.

                  (ii) The parties agree that the aforementioned purchase price is based on a customer base of 3,978 cooler/D.W.S. (Customer to be defined by the number of coolers/D.W.S equipment.) Seller will provide a verification of Customers two (2) days prior to Closing and an adjustment of $500.00 per customer plus/minus 3,978 customers will be made at Closing.

                  (iii) The parties agree that the aforementioned purchase price is based on assets other than a customer base of 3,798 cooler/D.W.S Customers valued at $533,195.00 as more fully set forth in Schedule A. Seller will provide a verification of this portion of the Assets two (2) days prior to Closing and an adjustment will be made for Assets missing at Closing.

                  (iv) Contingent consideration in the form of cash in an amount equal to actual sales of small package (PET) sales by VPS from the acquired customer list during the first year of operation of the Business commencing on the Closing Date and terminating on the first anniversary of the Closing Date. Payment, including simple interest calculated at the annual rate of 6% from the Closing Date, will be paid within thirty days following the first anniversary of the Closing Date. Buyer shall provide Seller with a reasonable written accounting to support the calculation of the contingent consideration. In the event that the parties cannot agree upon the accounting the determination of the contingent consideration shall be made by KPMG-Peat Marwick whose fees shall be equally shared by the parties.

                  (v) Buyer shall be responsible for all sales taxes arising out of the Transaction.

3.       EXCLUDED SECURITIES AND LIABILITIES

         3.1 It is agreed and understood that this is a purchase and sale of assets (with limited assumption of certain operating liabilities). The securities of the Seller are expressly excluded from this transaction. All liabilities not enumerated in Schedule B, including without limitation, Utility, Taxing Authority and Employment Claims are expressly excluded (except for sales tax arising out of the Transaction).







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4.       CONDUCT OF BUSINESS AND CONDITION OF PREMISES

                                 PENDING CLOSING

         4.1     Prior to the closing:

                  4.1.1. The business of Seller will be conducted only in the ordinary course, in accordance with all laws and regulations of the township, state, and federal governments, and Seller shall not violate the terms of any existing leases or contracts.

                  4.1.2. Seller will continue to operate the business in the manner heretofore operated by Seller. Until the Closing Date, a representative of the Buyer shall have the right, during normal business hours, to visit the Seller's place of business to examine Seller's books and records and to observe the operation of the business.

                  4.1.3. Seller will keep all of the Assets and the Premises fully insured against any loss, either by fire, other casualty or theft until the time of Closing.

                  4.1.4. Seller will use their best efforts to preserve Seller's organization relating to Business, and to preserve friendly relations with its customers and trade creditors. Seller will assume all responsibility toward its employees and their representative and Buyer assumes no responsibility for their employment nor their termination of employment as the case may be.

                  4.1.5. In the event that prior to the date of Closing, the Assets shall be totally or substancially lost or damages by fire or any other casualty, the Buyer shall have the option to terminate this agreement or waive the diminution in value and close under this Agreement buying the Assets "as is", in which latter event it shall be entitled to treat the proceeds of any insurance paid to Seller by reason of such loss or damage (excepting insurance for lost profits, if any), as a payment on the purchase price or the Buyer shall have the right to all insurance proceeds to apply the funds to repair and/or to reconstruct the Assets.

5.       Closing

         5.1 ("Closing") shall take place on or before May 31, 1998 ("Closing Date") and on the date and time set forth by written notice from the Buyer to the Seller at least ten (10) days in advance thereto or otherwise as the parties may agree.

         5.2 Closing shall be held by telephone and the parties agree to accept facsimile signatures and signed counterparts, to effectuate Closing. Original documents will follow Closing.

         5.3     Time shall be of the essence of this Agreement.

         5.4 Any Closing adjustments shall be apportioned pro rata as of the date of Closing.


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6.       BULK SALES ACT.

         6.1 Buyer and Seller waive compiance with the applicable Bulk Sales Act. Seller and its majority shareholder shall indemnify and hold Buyer harmless for any loss to Buyer arising out of such non-compliance. Seller will execute and deliver, at Closing Date, if requested by Buyer, an indemnification agreement in accordance with this paragraph.

7.       SELLER'S WARRANTIES.

         7.1 The Seller represents and warrants to Buyer that as of the date of this Agreement and as of the date of the Closing, that:

                  7.1.1 The Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware with the corporate power to own its assets and carry on it business as is now being conducted.

                  7.1.2. Seller has good and marketable title and the right of sole possession and control of all the Assets being sold pursuant to this Agreement, and that such Assets at the time of Closing will not be subject to any mortgages, pledges, liens, encumbrances, security interest, or charges, except as described in Schedule B.

         7.2 The Seller represents that to the best of the Seller's knowledge, information and belief (with respect to the Business):

                  7.2.1 The Seller is in compliance with all applicable laws, ordinances, rules, regulations, and requirements of all governmental authorities having jurisdiction therof, and that Seller has complied with all laws municipal ordinances, and regulations of all governmental authorities having jurisdiction thereof, and that Seller has complied with all laws, municipal ordinances, and regulations applicable to Seller and in the ownership of the assets and the Business hereunder.

                  7.2.2 There are no actions, suits, or proceedings pending or threatened against Seller, which affect the Business or Assets either at law or in equity, brought by any federal, state, or municipal or other governmental agency, department, board, bureau, or other instrumentality.

                  7.2.3 All federal, state, and local tax returns required to be filed have been filed, all deficiencies proposed have either been paid or settled or are included in an account for accrued taxes; all withholding, unemployment, social security, excise interest have been paid or will be paid by Seller after Closing.

                  7.2.4 All financial information information provided to the Buyer is accurate and in accordance with the books and records of the Company, and fairly represents the financial condition, assets and liabilities of the Company.

                  7.2.5 Neither Seller nor any direct or indirect shareholder thereof has made any agreement or taken any action which might cause anyone to become entitled to a broker's fee or commission.

                  7.2.6. Seller and buyer agree that the acounts receivables will remain the property o fthe Seller; however, Seller hereby warrants that it will provide an accounting to the Buyer of all receivables mistankenly received by the Seller for sales made and/or services rendered subsequent to the Closing Date.

                  7.2.7 Seller and Buyer agree that the 800 telephone number utilized by the seller in connection with the Business will remain the property of the Seller; however, Seller hereby warrants that following the Closing Date, it will implement a call-forwarding service on an 800 number more fully described in Exhibit C.

         7.3 If Seller obtains any knowledge or information between the date hereof and Closing, making or indicating that any of the aforesaid warranties or representations are no longer true, or indication that any of the representations and conditions set forth in this Section 7 hereof are not true and cannot be made true by the Seller by the time of Closing, or will no longer be true as of the date of Closing, Seller will promptly notify Buyer of such change in circumstances.

8.       BUYER'S WARRANTIES

         8.1 As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer represents and warrants to the Seller and agrees as follows:

                  a. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  b. Authority. This Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action on the part of the Buyer. This Agreement, when executed and delivered by the Buyer, and assuming due execution hereof by the Stockholder will constitute the valid and binding agreement of the Buyer enforceable in accordance with its terms. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with nor fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the governing instruments of the Buyer, any instrument, mortgage, agreement, judgement, order, award, decree or other restriction to which the buyer is a party or by which the Buyer is bound or any statute or regulatory provisions affecting it or (ii) require the approval, consent, or authorization of or any filing with or notification to any federal, state or local court, governmental authority or regulatory body. The Buyer has full power and authority to purchase the Stock pursuant to this Agreement and to do and perform all acts and things required to be done by the Buyer under this Agreement.

                  c.       Brokers.   Buyer has paid or shall pay any fee or
commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

                  d. No Omissions. None of the representations or warranties of the buyer contained herein and none of the other information or documents furnished to the seller by the Buyer or its representatives in connection with this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect; to the best knowledge of the Buyer, there is no fact ehich adversely affects, or in the future is likely to adversely affect, the business or assets of the Buyer in any material respect which has not been disclosed in writing to the seller.

                  e.       Financial Ability.    The buyer has the financial
resources and ability to meet each of its obligations under this Agreement, whether due at Closing or after Closing, in a timely manner and withour default.

         8.2 Opinion of Counsel. At the closing, the Buyer shall deliver to the seller an opinion of Ledgewood Law Firm, P.C., counsel for the Buyer, in form and substance satisfactory to the Seller and its counsel, to the effect that (i) the Buyer is a corporation duly organized, validly existing and in good standing under the laws State of Delaware; and (ii) this Agreement and the transactions contemplated herein have been duly approved by all necessary corporate action of the Buyer and such Agreement, assuming due execution by the seller, is the valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms except as enforcement of such agreement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and, (iii) neither the execution and delivery of this agreement, nor the consumation of the transactions contemplated herein, (a) violates or conflicts with or results in the breach of the terms, conditions or provisions of, or constitutes a default under, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument known to such counsel to which the Buyer is a party or by which either of them is bound or (b) requires the consent, approval or authorization of or any filing with or notification to any Federal, state or local court, governmental authority or regulatory body not already obtained or made, as the case may be. In giving such opinion, counsel for the Buyer may rely, as to matters of fact, upon certificates of officers of the Buyer.

9.       CONDITIONS PRECEDENT

         All obligations of the Buyer under this agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions:

         9.1 Due Diligence. Buyer has been afforded the opportunity to conduct due diligence on the business and operations of the Seller and is satisfied, in its reasonable discretion, that the business is as represented to VPS prior to entering into this Agreement.

         9.2     Representation and Warranties.   The representations and
warranties of Seller contained in this Agreement being true at the time of closing as though such representations and warranties were made at such time.

         9.3 Compliance with Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by prior to or at Closing.

         9.4 Opinion of counsel. Seller shall have delivered to Buyer, in form and content satisfactory to Buyer's counsel, an opinion of its counsel issued to Buyer to the effect that:

                  9.4.1 Seller has been duly incorporated and is existing as a corporation in good standing under the laws of the State of Delaware.

                  9.4.2 This transaction and its terms do not violate any provisions of Seller's Articles of Incorporation or Bylaws;

                  9.4.3 Seller has taken all shareholder, director and other actions necessary to authorize the transactions contemplated by the parties hereto;

                  9.4.4 Seller has authority to carry on the business presently being conducted by Company;

                  9.4.5 Seller has full power and authority to sell, assign and transfer the Assets sold pursuant to this Agreement.

         9.5 Documentation. Negotiation and preparation of definitive documents, including all collateral documents, governing the transactions contemplated herein under terms and conditions acceptable to Buyer's and Seller's counsel.

         9.6     Financing.   Buyer obtains financing for the purchase of assets
herein described on terms acceptable to Buyer.

         9.7      Seller's Shareholder Approval.   Seller shall have obtained
any necessary Shareholder approval for this transaction.

10.      NONDISCLOSURE O FCONFIDENTIAL INFORMATION

         10.1 Seller and its directors, shall not, during the term of this Agreement or at any time for a period of two years following Closing, unless authorized to do so in writing by the Buyer, directly or indirectly disclose or permit to be known to , or used for the benefit of , any person, corporation or other entity (outside of the employ of the Company), or itself, any confidential information. For the purposes of this Section 10, the term confidential information shall include, but not limited to, confidential or proprietary knowledge or information with respect to the conduct or details of the Seller's Business or relating to the Assets including, but not limited to, lists of customers of the Buyer's Business, pricing strategies, or marketing methods. Confidential information does not include matters which are generally known outside of the Buyer, public knowledge or in the publice domain.

         10.2 All confidential information described in section 10.1 shall be the exclusive property of the Buyer, and Seller shall use its best efforts to prevent any publication or disclosure thereof.

         10.3 The provisions of this Section 10 shall survive the Closing and shall continue for a period of two (2) years.

11.      RESTRICTIVE COVENANT

         In order to protect the Buyer in its full beneficial use and enjoyment of the goodwill, assets, business relationships, marketing techniques and other know-how acquired as a result of this Agreement, for a period of three (3) years after the Closing of this Agreement, Seller, including its officers and directors will not, within the Albany Market, directly or indirectly compete with the Buyer in the Business or the home/office water and coffee delivery business, and will not either (i) solicit any persons or entities known to be customers of the Buyer to purchase any of the aforementioned products; or (ii) solicit or induce any employee of the Buyer to leave such employment to take a position with the Seller or with any company for which any officer or director then works. During the aforesaid period, Seller shall not make any statements or commit any acts (including contacting any of the Buyer's customers that would in any way be tortiously injurious or detrimental to the Company's image, business or customer relations. The provisions of this Section 10 shall survive the termination, for any reason, of this Agreement and shall continue for the three
(3) year period contemplated by this Section 10. Seller specifically reserves the right and intends to remain in the business of selling retail bottled water products in the Albany Market in any size or container in any other manner it deems appropriate provided that sales are not made via the home/office water and coffee delivery business.

12.      REMEDIES.

                  Seller acknowledges that their promises with respect to the Agreement not to compete and to maintain the confidentiality of information in accordance with this Agreement are promises of a special, unique, ususual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Seller, the Company eill suffer irrepatable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Seller from commiting any such act in breach of this Agreement. The remedies granted to the Buyer in this Agreement are cumulative and are in addition to remedies otherwise available to the Buyer at law or in equity. If the Buyer is obliged to resort to the courts for the enforcement of a covenant of Seller contained in Section or, such covenant shall be extended for a period of time equal to the period of such breach which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduld to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

13.      GOVERNING LAW

         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of New York exclusive of its conflict of laws and provisions. The parties agree that venue shall lie in White Plains, New York and shall to jurisdiction of an appropriate court located in the city.

14.      TERMS SEVERABLE

         In the event that any term or provision hereof or the application thereof to persons or circumstances shall to any extent be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby and each term or provision hereof shall be valid and enforced to the fullest extent permitted by law.

15.      SURVIVAL OF TERMS.

         The terms of this Agreement, including but not limited to the warranties, representations and covenants made by the parties hereto, shall survive for a period of one (1) year from the Closing Date and the Seller shall remain liable for any deficiency arising from any breach of the same during such period.

16.      FORCE MAJEURE.

         The failure of or delay in compliance with any of the terms and conditions of this Agreement by either party shall be excused if said failure or delay is due to an Act of God, fire, flood, strike, labor dispute, accident, act of government or any similar cause beyond the reasonable control of said party.

17.      ENTIRE AGREEMENT.

         This  Agreement,  including the  Preambles,  and any other  document or exhibit incorporated herein by reference sets forth the entire understanding of the parties. It shall not be changed or terminated orally. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same document.

18.      NOTICE.

         Notices required under this Agreement shall be in writing sent by certified mail and facsimile to the representatives of the parties as follows:

                                            Vermont Pure Springs, Inc.
                                                     Route 66
                                             Randolph Center, VT 05061
                                                Attn:Timothy Fallon
                                             Facsimile (802) 728-4614

With Copy to:

                                              Kevin F Berry, Esquire
                                                Ledgewood Law Firm
                                                1521 Locust Street
                                              Philadelphia, PA 19102
                                             Facsimile (215) 735-2513

To Seller:

                                        The Perrier Group of America, Inc.
                                              777 West Putnam Avenue
                                                Greenwich, CT 06870
                                          Attn: Tim Muttit and Mark Evans
                                             Facsimile (203) 863-0250

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day, month and year first written above.


WITNESS:                                    VERMONT PURE SPRINGS, INC.

                                            By:

                                            Name:

                                            Title:


WITNESS:                                    THE PERRIER GROUP OF AMERICA, INC.

                                            By:

                                            Name:

                                            Title: